FIRST AMENDMENT TO
INVESTMENT AGREEMENT

This FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”) is made and entered into as of the 9th day of November, 2011, by and between Lone Star Gold, Inc., a Nevada corporation (the “Company”), and North American Gold Corp., a company formed under the laws of the Marshall Islands (“Subscriber”).

RECITALS

A.           The Company and Subscriber entered into that certain Investment Agreement dated August 29, 2011 (the “Original Agreement”), whereby Subscriber agreed to invest up to $15,000,000 to purchase the Company’s common stock, $0.001 par value per share, upon the Company’s election as provided therein;

B.           Section 2.6 of the Original Agreement provides that the Company will use the net proceeds from any Put to fund operating expenses, working capital and general corporate activities related to the exploration and development of gold and silver mining concessions for the “La Candelaria” property.

C.           The Company and Subscriber desire to amend Section 2.6 to expand the use of proceeds available to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Amendment to Section 2.6.                                                      Section 2.6 of the Original Agreement is hereby deleted in its entirety, and the following new Section 2.6 is inserted in lieu thereof for all purposes:

“Section 2.6 Use of Proceeds.  The Company shall use the net proceeds from any Put to fund operating expenses, working capital and general corporate activities related to the exploration and development of gold and silver mining concessions held by the Company and/or a subsidiary of the Company in relation to (i) the “La Candelaria” property, (ii) the “Ocampo” property, and (iii) any other properties agreed upon in advance by the Company and Subscriber, whether inside or outside of Mexico.”

2.           No Other Amendment; Definitions.  Except as specifically modified and amended pursuant to Section 2 hereof, the Original Agreement shall remain in full force and effect without revision thereto.  Moreover, all capitalized terms used in this Amendment, unless otherwise defined herein or the context specifically provides otherwise, shall have the same meanings in this Amendment as attributed to such terms in the Original Agreement.

3.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.           Applicable Law.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

5.           Descriptive Headings; Language Interpretation.  The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.  In the interpretation of this Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Amendment.

6.           Integration.  This Amendment and the documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein.  This Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

7.           Counterparts.  This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

THE COMPANY:	LONE STAR GOLD, INC. a Nevada corporation

By: /s/ Dan Ferris Printed Name: Dan Ferris Title: President

SUBSCRIBER:	NORTH AMERICAN GOLD CORP.

By: /s/ A. Ratsaphong Printed Name: A. Ratsaphong Title: